EXHIBIT 4.3.7




                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors attached hereto as Exhibit 4.3.7A is a true and correct copy of a resolution duly adopted by the Board of Directors of General Communication, Inc. at its meeting held on February 6, 1997.

         Executed this 12th day of February, 1998, at Anchorage, Alaska.




                                                     GENERAL COMMUNICATION, INC.




                                                     By:        /s/
                                                          John M. Lowber,
                                                          Secretary


         SUBSCRIBED AND SWORN TO before me this 12th day of February, 1998.


                                                                /s/
                                                     Notary Public in and for
                                                     Alaska

                                                     My Commission Expires:





Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 27
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